Exhibit 99.1

Nortech Systems Reports First Quarter Results

MINNEAPOLIS – May 13, 2026 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical imaging, medical device, industrial, and aerospace & defense markets, reported financial results for the first quarter ended March 31, 2026.

2026 Q1 Highlights:

●	Net sales of $30.3 million in Q1 2026 vs. $26.9 million in Q1 2025
●	Net loss of $(34) thousand, or $(0.01) per basic share in Q1 2026 vs. $(1,316) thousand, or $(0.48) per basic share in Q1 2025
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $350 thousand in Q1 2026 vs. $(1.0) million loss in Q1 2025
●	90-day backlog of $31.5 million as of March 31, 2026 vs. $26.7 million as of March 31, 2025
●	Total backlog of $90.8 million as of March 31, 2026
●	Company closed on $17.2 million debt financing

Management Commentary

“Nortech delivered another quarter of operational and financial progress, marking our fourth consecutive period of encouraging operating and EBITDA results reflecting the positive execution of our strategic restructuring initiatives. We are seeing continued improvements in gross margins, manufacturing efficiency, and world-class quality metrics reflect the disciplined execution of our long-term strategy. We are also excited to see our new Senior Vice President of Global Operations, Andrew Walko, stepping into his role to lead our global team and having an immediate and encouraging impact,” said President & CEO, Jay D. Miller.

“Our growing customer backlog, combined with the successful transfer of key programs to our optimized facilities, is strengthening the foundation for sustained performance improvement. Our Bemidji facility continues to make significant progress serving our customers in the Aerospace and Defense segment. Aerospace and Defense is historically our smallest customer segment, yet it continues to grow at a steady pace becoming an increasingly important part of our customer mix. The continued growth of the backlog will provide a tailwind for the Company into the second half of the year. With the closure of our new debt financing in March, and our strong North American and Asian footprint, we believe we are well-positioned to support customers pursuing nearshore manufacturing strategies. I am grateful for the hard work of our employees across the globe, and we remain optimistic about the opportunities ahead as we continue to execute our strategy in 2026 and beyond,” Miller said.

Summary Financial Information

The following table provides summary financial information comparing the first quarter 2026 (“Q1 2026”) financial results to the same quarter in 2025 (“Q1 2025”).

($ in thousands)	Q1 2026	Q1 2025	% Change
Net sales	$30,316	$26,895	12.7%
Gross profit	$4,702	$3,078	52.8%
Operating expenses	$4,655	$4,691	(0.8)%
Net loss	$(34)	$(1,316)	(97.4)%
EBITDA	$350	$(1,266)	(127.6)%
Adjusted EBITDA	$350	$(1,000)	(135.0)%

Conference Call

The Company will hold a live conference call and webcast at 3:30 p.m. central time on Thursday, May 14, to discuss the Company’s 2026 first quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer and Senior Vice President of Finance. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 361581. Participants may also access the call via webcast at: https://www.webcaster5.com/Webcast/Page/2814/53855.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results including increased gross margin, our ability to generate positive EBITDA, increased plant utilization and manufacturing efficiency, growth of our backlog, continuing improvement of quality metrics, success in moving production from on facility to another Company owned facility, nearshoring as a strategic advantage, successful execution of our long-term strategy, our enhanced competitiveness in aerospace, defense, and other high-reliability markets, effects of restructuring and consolidating manufacturing facilities, sustained long-term health and growth, and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions including changing tariff environment; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; (11) challenges with customers with respect to moving production from one facility to another Company-owned facility or (12) financing cost increases and continued availability. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	THREE MONTHS ENDED
	MARCH 31,
	2026	2025

Net sales	$30,316	$26,895
Cost of goods sold	25,614	23,817
Gross profit	4,702	3,078
Operating expenses:
Selling	1,331	1,184
General and administrative	3,014	2,915
Research and development	310	326
Restructuring charges	-	266
Total operating expenses	4,655	4,691
Income (loss) from operations	47	(1,613)
Other expense:
Interest expense, net	(256)	(214)
Loss before income taxes	(209)	(1,827)
Income tax benefit	(175)	(511)
Net loss	$(34)	$(1,316)

Net loss per common share:
Basic (in dollars per share)	$(0.01)	$(0.48)
Weighted average number of common shares outstanding - basic (in shares)	2,786,134	2,760,929
Diluted (in dollars per share)	$(0.01)	$(0.48)
Weighted average number of common shares outstanding - diluted (in shares)	2,786,134	2,760,929

Other comprehensive income (loss)
Foreign currency translation	69	6
Comprehensive income (loss), net of tax	$35	$(1,310)

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2026 AND DECEMBER 31, 2025

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	MARCH 31, 2026	DECEMBER 31, 2025
ASSETS
Current assets:
Cash	$1,964	$1,655
Restricted cash	244	-
Accounts receivable, less allowance for credit losses of $205 and $161, respectively	17,823	16,998
Inventories, net	23,561	20,695
Contract assets	16,010	15,184
Prepaid assets and other assets	1,071	1,618
Total current assets	60,673	56,150
Property and equipment, net	5,077	5,203
Operating lease assets, net	6,720	7,016
Deferred tax assets	3,753	3,394
Other intangible assets, net	151	156
Deferred line of credit issuance costs	266	-
Total assets	$76,640	$71,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$7,485	$7,000
Current portion of term loan	433	-
Accounts payable	14,645	12,809
Accrued payroll and commissions	2,708	1,822
Customer deposits	4,672	5,386
Current portion of operating leases	1,309	1,332
Current portion of finance lease obligations	259	274
Other accrued liabilities	1,487	1,221
Total current liabilities	32,998	29,844
Long-term liabilities:
Term loan	1,743	-
Long-term operating lease obligations	6,186	6,476
Long-term finance lease obligations	577	626
Other long-term liabilities	428	426
Total long-term liabilities	8,934	7,528
Total liabilities	41,932	37,372
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,786,134 and 2,786,134 shares issued and outstanding, respectively	28	28
Additional paid-in capital	17,981	17,855
Accumulated other comprehensive loss	(640)	(709)
Retained earnings	17,089	17,123
Total shareholders’ equity	34,708	34,547
Total liabilities and shareholders’ equity	$76,640	$71,919

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34)	$(1,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	303	347
Compensation on stock-based awards	126	118
Change in allowance for credit losses	44	35
Change in inventory reserves	(257)	231
Deferred taxes	(359)	-
Changes in current operating items:
Accounts receivable	(822)	(814)
Inventories	(2,610)	487
Contract assets	(826)	388
Prepaid expenses and other assets	460	(1,588)
Accounts payable	1,917	(1,441)
Accrued payroll and commissions	883	674
Customer deposits	(713)	(112)
Other accrued liabilities	327	61
Net cash used in operating activities	(1,561)	(2,930)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(228)	(268)
Net cash used in investing activities	(228)	(268)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	9,960	25,970
Payments to line of credit	(9,472)	(22,710)
Proceeds from term loan	2,200	-
Payments of debt issuance costs	(290)	-
Proceeds from notes payable	-	219
Principal payments on financing leases	(62)	(52)
Stock award exercises	-	19
Net cash provided by financing activities	2,336	3,446

Effect of exchange rate changes on cash and restricted cash	6	(2)

Net change in cash and restricted cash	553	246
Cash and restricted cash - beginning of period	1,655	916
Cash and restricted cash - end of period	$2,208	$1,162

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	THREE MONTHS ENDED MARCH 31,
	2026	2025

($ in thousands)
Net loss	$(34)	$(1,316)
Interest	256	214
Taxes	(175)	(511)
Depreciation	298	342
Amortization	5	5
EBITDA	350	(1,266)
Restructuring charges	-	266
ADJUSTED EBITDA	$350	$(1,000)

There were no material adjustments to EBITDA in the quarter ended March 31, 2026. Adjustment to EBITDA for the quarter ended March 31, 2025 include ($ in thousands):

●	During the first quarter of 2025, we incurred $235 of severance charges for a February 2025 reduction in force to align staffing to our forecasted net sales and $31 of expenses related to our closed Blue Earth facility, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (“LTM”) Ended in Quarter
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Net Sales	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1	$120.8	$117.6	$116.7	$118.4	$121.8

Gross Profit $ - Adjusted	21.9	22.4	21.4	23.1	23.1	22.2	20.7	16.7	14.4	14.6	15.8	18.0	19.6
Gross Margin % - Adjusted	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	15.3%	13.1%	11.9%	12.4%	13.5%	15.2%	16.1%

EBITDA - Adjusted	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1	$(0.5)	$(0.4)	$0.7	$2.5	$3.9

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243